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                                                                    EXHIBIT 10.3

                               FRANKLIN BANK, N.A.

                    KEY EXECUTIVE INCENTIVE STOCK OPTION PLAN
                               ARTICLE I -GENERAL

1.01. Purpose

The purposes of this Key Executive Incentive Stock Option Plan (the "Plan") are to: (1) closely associate the interests of the management of Franklin Bank, N.A. and its subsidiaries and affiliates (collectively referred to as the "Bank") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide key management at the level of Vice President and above with an opportunity to increase their equity ownership in the Bank; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Bank.

1.02. Administration

(a) The Plan shall be administered by a Committee of disinterested persons appointed by the Board of Directors of the Bank (the "Committee"), as constituted from time to time. The term "disinterested persons" shall be determined within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule of similar import). On the effective date of the Plan, the Committee shall consist of two or more non-employee Directors.

(b) The Committee shall have the authority, in its sole discretion and from time to time to:

         (i) Designate the employees who will participate in the Plan from those eligible to participate as described in Section 1.03 below;
         (ii) Grant awards provided in the Plan in such form and amount as the Committee shall determine;
         (iii) Impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and
         (iv) Interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

(c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

1.03. Eligibility for Participation

Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Bank who occupy responsible managerial or professional positions of Vice President or above, and who have the capability of making a substantial contribution to the success of the Bank. In making this selection and in determining the form and amount of awards, the Committee shall consider all factors deemed relevant, including the individual's functions, responsibilities, value of services to the Bank and past and potential contributions to the Bank's profitability and sound growth.




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1.04. Types of Awards Under Plan

Awards under the Plan shall be in the form of Incentive Stock Options, as described in Article II.

1.05. Aggregate Limitation on Awards

Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Bank ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be One Hundred Forty Thousand (140,000).

1.06. Effective Date and Term of Plan

(a) The Plan shall become effective on the date approved by the holders of a majority of the shares of Common Stock ("the Shareholders") present in person or by proxy and entitled to vote at the Annual Meeting of Shareholders of the Bank.

(b) No awards shall be made under the Plan after ten (10) years from the date the Plan is approved by the Shareholders; provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.


ARTICLE II -INCENTIVE STOCK OPTIONS

2.01. Award of Incentive Stock Options

The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options")) to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan. Any shares of Common Stock subject to an Incentive Stock Option which for any reason terminate unexercised or expire shall again be available for issuance under the Plan.

2.02. Incentive Stock Option Agreements

The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Bank and the holder of an Incentive Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

2.03. Incentive Stock Option Price

The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

2.04. Term and Exercise

Each Incentive Stock Option shall be exercisable from the date of its grant in accordance with a vesting Schedule determined by the Committee, and unless a shorter period is provided by the Committee or another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "option term"). No Incentive Stock Option shall be exercisable after the expiration of its option term. Shares acquired



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upon exercise of an Incentive Stock Option may not be transferred, sold or disposed of until at least six (6) months elapse from the date of grant of the Incentive Stock Option.

2.05. Maximum Amount of Incentive Stock Option Grant

The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to an optionee by the Committee in any calendar year shall not exceed $100,000.

2.06. Death of Optionee

(a) Upon the death of the optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the optionee's death.

(b) The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.


2.07. Retirement or Disability

Upon the termination of the optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the optionee may, within 36 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options were exercisable at the date of such termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 upon the exercise of an Incentive Stock Option will not be available to an optionee who exercises any Incentive Stock Options more than (i) twelve 12 months after the date of termination of employment due to permanent disability, or (ii) three (3) months after the date of termination of employment due to retirement.

2.08. Change in Control

In the event of a "Change in Control", as defined herein, all Incentive Stock Options previously granted to a participant, regardless of whether or not fully vested, shall be deemed immediately vested and subject to exercise, notwithstanding any other provision contained herein or in the Incentive Stock Option Agreement governing said options; provided, however, the participant may not exercise options in such a manner as to violate Section 422 of the Internal Revenue Code.

For purposes of this Agreement, a Change in Control of the Bank shall be deemed to have occurred upon the occurrence of any of the events described in Subsections (i), (ii), (iii), (iv) and (v) below, whether occurring prior to, subsequent to or simultaneous to each other. Each event constitutes a separate Change in Control for purposes of this Agreement.

(a) when the Bank acquires actual knowledge that any person or group (as such terms are used in Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary under an employee benefit plan established or maintained by the Bank or a Continuing Director as defined below, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing more than 20% of the combined voting power of the Bank's then outstanding securities; provided, however, that such acquisition of more than 20% of the combined voting power of the Bank's outstanding securities will not constitute a Change in Control under this




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Subsection (i) if the excess is acquired in violation of law and the acquirer by court order, settlement or otherwise disposes or is required to dispose of all securities acquired in violation of law; or

(b) upon the first purchase of the Bank's Common Stock pursuant to a tender or exchange offer which results in the sale of more than 20% of the combined voting power of the Bank's then outstanding securities (other than a tender or exchange offer made by the Bank or a trustee or other fiduciary under an employee benefit plan established or maintained by the Bank); or

(c) upon (A) the first announcement of a merger or consolidation of the Bank with or into another institution, other than a merger or consolidation, which would result in the voting securities of the Bank outstanding immediately prior thereto continuing to represent (either by remaining or by r being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Bank or such surviving entity outstanding immediately after such merger or consolidation); or (B) a sale or disposition of all or substantially all of the Bank's assets (in one transaction or a series of related transactions) or (C) a plan of liquidation or dissolution of the Bank; or

(d) if during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Bank (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof; provided, however, that any individual (other than a director designated by a person described in Subsection (i) above) whose election or nomination for the election as a member of the Board of Directors of the Bank by the Bank's stockholders was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be deemed a Continuing Director; or

(e) initiation of a non-management sponsored proxy contest for the election of one or more Directors of the Bank.

2.09. Termination for Other Reasons

All Incentive Stock Options which are not fully vested shall terminate upon the termination of the optionee's employment.


ARTICLE III -MISCELLANEOUS

3.01. General Restriction

Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

3.02. Non-Assignability


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No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person.

3.03. Withholding Taxes

Whenever the Bank proposes or is required to issue or transfer shares of Common Stock under the Plan, the Bank shall have the right to require the grantee to remit to the Bank an amount sufficient to satisfy any Federal, state and! or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Bank may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

3.04. Right to Terminate Employment

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Bank or effect any right which the Bank may have to terminate the employment of such participant.

3.05. Non-Uniform Determinations

The Committee's determinations under the Plan (including without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.06. Rights as a Shareholder The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

3.07. Definitions

In this Plan the following definitions shall apply:

(a) "Subsidiary" means any corporations of which, at the time, more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by the Bank or any subsidiary thereof.

(b) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Bank.

(c) "Fair market value" as of any date in respect of any share of Common Stock means the closing price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the consolidated trading tables of The Wall Street Journal (presently the NASDAQ National Market) or any other publication selected by the Committee, provided that, if shares of Common Stock shall not have been traded on the NASDAQ National Market for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. IN no event shall the fair market value of any share of Common Stock be less than its par value.

(d) "Option" means Incentive Stock Option,

(e) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option.



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3.08. Leaves of Absence

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

3.09. Newly Eligible Employees

The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

3.10. Adjustments

In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee will automatically adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the option price of Options theretofore granted under the plan, and any and all other matters deemed appropriate by the Committee.

3.11. Effect of Merger or Other Reorganization

If the Bank shall be the surviving corporation in a merger or other reorganization, Options shall extend to stock and securities of the Bank to the same extent that a holder of that number of Shares immediately before the merger or consolidation corresponding to the number of Shares covered by the Option would be entitled to have or obtain stock and securities of the Bank under the terms of the merger or consolidation. If the Bank dissolves, sells substantially all of its assets, is acquired in a stock for stock or securities exchange, or is a party to a merger or other reorganization in which it is not the surviving corporation, then all Options per grantee granted under Section 2.01 shall be exercisable in full within the period of sixty (60) days commencing upon the later of the date the action of the shareholders (or of the Board if shareholders' action is not required) or the date governmental approval, if required. is taken to approve, the transaction, and upon the expiration of that period all Options and rights thereto shall automatically terminate.

3.12. Application of Proceeds

The proceeds received by the Bank from the exercise of Options under the Plan shall be used for general corporate purposes.

3.13. Duration of the Plan

Unless sooner terminated in accordance with Section 3.17 hereof, the Plan shall remain in effect for a period of ten (10) years from the date of its adoption by the Shareholders.

3.14. General Provisions

The grant of an Incentive Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Bank.



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3.15. Governing Law

This Plan shall be construed and its provisions enforced and administered in accordance with the laws of Michigan except to the extent that such laws may be superseded by any federal law.

3.16. Indemnification of Committee

In addition to such other rights of indemnification as they may have as Directors, the members of the Committee shall be indemnified by the Bank against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action taken or failure to act under or in connection with the Plan or any Options, granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Bank.


3.17. Amendment of the Plan

(a) The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other law or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan, (ii) extend the period during which any award may be granted or exercised, (iii) extend the term of the Plan, (iv) make any amendment which would affect the qualification of the Options granted hereunder from being treated as Incentive Stock Options; (v) materially increase the benefits accruing to participants under the Plan, or (vi) materially modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not, without the consent of a participant, affect his or her rights under an award previously granted to him or her.

FRANKLIN BANK, N .A.

By:
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Its:
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